SCHEDULE 14A INFORMATION

                                      Proxy Statement Pursuant to Section 14(a)
                                       of the Securities Exchange Act of 1934
                                                  (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                                 AMRION, INC.
                               (Name of Registrant as Specified In Its Charter)

                                             Jeffrey S. Williams
                                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[X]*     $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[ ]      $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(4) and O-11.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11

         (1) Title of each class of securities to which transaction applies:N/A
         (2) Aggregate number of securities to which transaction applies:  N/A
         (3) Per unit price or other  underlying value of transaction
             computed  pursuant to Exchange Act Rule O-11:*   N/A
         (4) Proposed maximum aggregate value of transaction:  N/A
- ----------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                                    AMRION, INC.
                                                  6565 Odell Place
                                              Boulder, Colorado  80301
                                                   (303) 530-2525

                                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                           TO BE HELD FRIDAY JULY 19, 1996

TO THE SHAREHOLDERS OF AMRION, INC.:

         NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Amrion, Inc., a Colorado corporation (the "Company"), will be held at 6565 Odell Place, Boulder, Colorado, on Friday July 19, 1996, at 3:00 p.m., for the following purposes (the "Meeting"):

                  1.       To elect five Directors of Company.

                  2. To ratify the appointment of BDO Seidman as the Company's independent certified public accountants. Approval of this proposal requires the affirmative vote of a majority of the shares represented at and entitled to vote on this proposal.

                  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of the $.0011 par value Common Stock of the Company at the close of business on June 3, 1996, will be entitled to notice of and to vote at the Meeting or at any adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

         All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed envelope. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


Boulder, Colorado                JEFFREY S. WILLIAMS
June 14, 1996                    SECRETARY

                                                   AMRION, INC.
                                                 6565 Odell Place
                                              Boulder, Colorado 80301
                                                  (303) 530-2525


                                                  PROXY STATEMENT


                                          ANNUAL MEETING OF SHAREHOLDERS
                                             TO BE HELD JULY 19, 1996

                                                GENERAL INFORMATION

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of Amrion, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 6565 Odell Place, Boulder, Colorado, on July 19, 1996 at 3:00 p.m., or any adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about June 14, 1996.

         Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

         All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

                                        SHARES OUTSTANDING AND VOTING RIGHTS

         All voting rights are vested exclusively in the holders of the Company's Common Stock, with each share entitled to one vote. Only shareholders of record at the close of business on June 3, 1996, are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the date hereof, the Company had 5,204,489 shares of Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting.

       For  each  proposal  presented,   under  the  Colorado  Business
Corporation Act, abstentions and broker non-votes will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a particular proposal has been approved by the shareholders. As to any shares a broker indicates on its Proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, said shares will not be counted as voting on the particular matter.

         One-third of the Company's outstanding Common Stock represented in person or by Proxy shall constitute a quorum at the Meeting.

PROPOSAL NUMBER ONE - ELECTION OF DIRECTORS

         The Board of Directors is presently composed of five members. The Board of Directors has nominated five persons listed on the following pages for election as Directors for the ensuing year, each to hold office until the 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Unless marked to the contrary, the proxies received by management will be voted in favor of each of the nominees named herein, all of whom are presently members of the Board. Should any of the nominees for the office of director decline or be unable to serve if elected, it is intended that the persons named in the accompanying Proxy will vote for the election of such other person for director as management recommends. Management has no reason to believe that any nominee will decline or be unable to serve if elected.

         Set forth below is biographical information for each person nominated by management to serve on the Company's Board of Directors until the 1997 Annual Meeting of Shareholders:

                                            All positions and        Period
                                            offices held with        from which
Name                                Age     the Company              served

Mark S. Crossen                      47     Chairman of the Board,   Aug. 1988
                                            Chief Executive Officer
                                            and President

Jeffrey S. Williams                  34     Chief Financial Officer, June 1989
                                            Treasurer, Secretary
                                            and Director

Theodore W. Brin                     42     Director and              May 1991
                                            Assistant Treasurer

Leslie G. Taylor                     73     Director                  May 1991

David E. Houseman                    55     Director                  May 1992

         Mark S. Crossen has served as Chairman of the Company's Board of Directors, Chief Executive Officer and President of the Company since
June 1991 and as a Director of the Company since August 1988. Prior to June 1991, Mr. Crossen was the Company's Vice President of Marketing and was a founder of Bioenergy Nutrients, Inc. which was merged into the Company in August 1988. From 1982 to 1986, Mr. Crossen was Vice President of Morgan Management Group, a consulting firm that specialized in providing comprehensive business financial consulting services to emerging companies and entrepreneurial ventures. He was also a founder of a retail specialty sporting goods store chain located in California. Prior thereto, Mr.Crossen owned and operated a construction company specializing in residential and commercial properties development. Mr. Crossen graduated from the University of Colorado.

         Jeffrey S. Williams has been the Chief Financial Officer, Secretary and Assistant Treasurer of the Company since June 1989; Treasurer since September of 1992 and a Director of the Company since January of 1991. Prior to joining the Company in August 1988, from 1987 to 1988 Mr. Williams was the founder and principal owner of Vitarian Foods, Inc., a wholesale distributor of all-natural dried fruits. From 1986 to 1987, Mr. Williams served as assistant to the Controller of NBI, Inc., a publicly-held computer company. From 1984 to 1986, Mr. Williams was a staff accountant at the accounting firm of Arthur Andersen & Co. Mr. Williams graduated from the University of Colorado in 1984 with a BS in Finance and Accounting.

         Leslie G. Taylor has been a Director of the Company since May 1991. Currently Mr.Taylor is the principal partner of Leslie G. Taylor & Company, a management, acquisition and consulting firm, for more than six years.
He has been the principal partner of Leslie G. Taylor & Company, a management, acquisition and consulting firm, for more than seven years. Mr. Taylor is a management consultant to ImmunOnc, Inc., a University of Colorado Foundation research and development company holding a worldwide license to proprietary cancer technology. He is also a management consultant to Century Enterprises Inc., a company engaged in automobile scrap recycling, and Lucky Break Gold, Inc., a public company he founded in 1988 in Vancouver, B.C., Canada engaged in the exploration of gold, diamonds, and base metals properties in the United States, Canada and Chile. In past years Mr. Taylor was president of
Glen Alden, one of the first conglomerates, Vice President of Kelsey Hayes, President-CEO of Denver Chicago Trucking Co. Mr.Taylor's career spans three decades, over these years Mr. Taylor has successfully completed transactions in excess of one billion dollars.

         Theodore W. Brin has been a Director of the Company since May 1991 and Assistant Treasurer since September 1992. He has been engaged as a sole practitioner in the private practice of law in Denver, Colorado since 1988. From 1984 to 1988, he was engaged in the practice of law with two law firms in Denver, Colorado. From 1982 to 1984, Mr. Brin was engaged in the practice of law with a law firm in New Orleans, Louisiana. Prior thereto, he worked in the Louisiana Attorney General's Office while attending law school at Loyola University in New Orleans, where he graduated with a Juris Doctor degree in 1982.

         David E. Houseman has been a Director of the Company since May 1992 and has served as Senior Vice President-Finance and Chief Financial Officer of Target Sportswear, Inc. since March 1993. Target Sportswear, Inc. is a privately-held manufacturer of tailored men's clothing. Previously Mr. Houseman was Senior Vice President-Finance of Chalk Line, Inc., a privately held marketer of licensed decorated outerwear and sportswear, from October 1992 to March 1993. From September 1991 to September 1992 he served as a Senior Consulting Associate with Mackenzie, Hovey & Associates, a management consulting firm in Denver, Colorado. From February 1988 to October 1991 he served as Vice President-Finance and Secretary/Treasurer of Bayer Clothing Group, a publicly-held apparel manufacturing company.

         No Director or nominee is a Director of any other Company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any Company registered as an Investment Company under the Investment Company Act of 1940.

         During the fiscal year ended December 31, 1995, the Company's Board of Directors held nine meetings. No Director attended fewer than 75% of such meetings. The Company has a standing audit committee comprised of Theodore W. Brin and David E. Houseman. Also, the Company has a compensation committee composed of David E.
Houseman and Leslie G. Taylor.

         The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. The audit committee's principal responsibilities include (a) recommending the selection of independent accountants, (b) reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and (c) reviewing the Company's internal audit procedures and matters concerning financial reporting, accounting and audit procedures, and policies generally. The audit committee held two meetings during the fiscal year ended December 31, 1995. No member thereof attended fewer than 75% of these meetings.

         The compensation committee reviews and recommends to the Board of Directors for approval, the level of cash and other compensation to be received by the Company's executive officers. The compensation committee also administers the Company's 1994 Non-Qualified Stock Option Plan and the Company's 1994 Non-Employee Director Stock Option Plan. The compensation committee held two meetings during the fiscal year ended December 31, 1995. No member thereof attended fewer than 75% of these meetings.

                          EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth, as of April 29, 1996, the names and ages of the Company's executive officers including all positions and officers held by each such person, and certain biographical information for one executive officer who is not also a director:

Name                        Age    Position

Mark S. Crossen             47     Chairman of the Boardof Directors,
                                   Chief Executive Officer and President

Jeffrey S. Williams         34     Chief Financial Officer, Treasurer,
                                   Secretary and Director

Theodore Brin               42     Assistant Treasurer, Director

                    COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the most highly paid Executive Officers (in excess of $100,000) of the Company for services rendered in all capacities during the fiscal years ended December 31, 1995, 1994 and 1993:

                        Summary Compensation Table
                                                                                Long-Term
                                  Annual Compensation                           Compensation


                                                                                Securities
Position                 Year     Salary         Bonus(1)        Comp.(2)       Option

Mark S. Crossen          1995     $200,000       $167,762        $9,003               0
President & Chief        1994     $150,000       $187,443        $8,504         260,000
Executive Officer        1993     $125,000       $186,985        $8,884               0

Jeffrey S. Williams      1995     $ 75,000       $ 43,139        $2,959               0
Treasurer & Chief        1994     $ 50,000       $ 62,382        $2,305          70,000
Financial Officer        1993     $ 50,000       $ 45,241        $1,295           5,000

James H. Bruce           1995     $122,781       $ 13,500        $3,019           9,500
Vice President           1994     $ 72,000       $  6,000        $2,139          62,000
Sales & Marketing        1993     $ 22,154            -           -                 -

(1)      This column only represents cash compensation.

(2) All other compensation in 1995 for Mark S. Crossen represented a car allowance of $6,000 and $3,003 for health insurance. 1994 other compensation represented a car allowance of $6,000 and $2,504 for health insurance. 1993 other compensation for Mark S. Crossen represented a car allowance of $6,000 and $2,884 for health insurance. All other compensation for Jeffrey S. Williams represented $2,959, $2,305 and $1,295 for health insurance in 1995, 1994 and 1993, respectively. All other compensation for James H. Bruce represented $3,019 and $2,139 for health insurance in 1995 and 1994, respectively.

Option Grants in 1995

         The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the Executive Officers of the Company listed in the Executive Compensation Table during the year ended December 31, 1995. In addition, in accordance with the rules and regulation's promulgated by the Securities and Exchange Commission, the table shows hypothetical gains or "option spreads" that would exist for respective options based upon assumed annual rates of return of five percent and ten percent from the date the options were granted over the full option term.

Option Grants in Fiscal Year 1995 ..............        Potential Realizable
                                                        Value at Assumed Annual
                                                        Rates of Stock Price
                         Individual Grants              Appreciation for Option Term

                         Number of           % of Total
                         Securities          Options/SARs
                         Underlying          Granted to
                         Options             Employees in         Exercise       Expiration Date
Name                     Granted             Fiscal Year          Price                            5% ($)   10% ($)
- ------------------------ ------------------- -------------------- -------------- ----------------- -------  --------
James H. Bruce                 9,500                 57.5          $ 7.00         03/14/2000       $18,372  $40,579
======================== =================== ==================== ============== ================= ======== ========

                           Stock Option Exerceses During the
                          Fiscal Year Ended December 31, 1995,
                    Outstanding Grants and Gains as of December 31, 1995


   The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1995 fiscal year and the number and value of exercisable and unexercisable options to purchase shares of Common Stock held as of December 31, 1995 by the Executive Officers of the Company named in the Summary Compensation Table:

                                          Aggregated Options Exercised in 1995
                                         and Option Values at December 31, 1995

                                                                         Number of Unexercised     Value of Unexercised
                                                                         Options at 12/31/95       In-the-Money Options at
                                                                         Exercisable/              12/31/95 Exercisable/
                                Shares Acquired on                       Unexercisable             Unexercisable(2)
                                Exercise             Value Realized(1)
Name
Mark S. Crossen                 ---                  ---                106,318/168,000           $362,422/$701,400
Jeffrey S. Willams              ---                  ---                 48,818/48,000             $285,410/$200,400
James H. Bruce                  5,000               28,750                9,500/62,000              $ 32,062/$229,625

(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

(2) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1995 and the option exercise price per share multiplied by the number of shares subject to options.


   Compensation of Directors

        Each Director of the Company who is not an employee receives a fee of $500 for each meeting of the Board of Directors attended and a fee of $250 for each compensation and audit committee meeting attended. The Company believes that all the fees and charges paid to Directors are reasonable and competitive to similar fees and costs paid by other companies of similar size in the nutritional supplement industry.

        The Company has adopted the 1994 Non-Employee Director Stock Option
   Plan (the "Directors' Plan"). The Directors' Plan provides that each person who was a non-employee director of the Company on December 31, 1994, and who is a non-employee director of the Company on December 31st of each succeeding year of the Directors' Plan, automatically shall be granted a five-year option to purchase up to 3,000 shares of the Company's common stock (the "Common Stock"), exercisable at the fair market value of the Common Stock on the date of grant. A total of 70,000 options may be granted under the Directors' Plan. As of the date hereof, Leslie G. Taylor, Theodore W. Brin and David E. Houseman, constituting all of the Company's non-employee directors, are eligible to receive grants under the Directors' Plan.

   The following  Options have been granted by the Company under the  Directors'
Plan:

                                            Exercise   Number
                      Date of     Number    price      of shares   Date of
   Name               grant       of shares per share  exercised   expiration
   Theodore W. Brin   12/31/94    3,000     $ 6.80     -0-          1/14/2000
                      12/31/95    3,000     $10.88     -0-          1/14/2001

   Leslie G. Taylor   12/31/94    3,000     $ 6.80     1,000        1/14/2000
                      12/31/95    3,000     $10.88     -0-          1/14/2001

   David E. Houseman  12/31/94    3,000     $ 6.80     -0-          1/14/2000
                      12/31/95    3,000     $10.88     -0-          1/14/2001

   All directors as a            18,000                1,000
   group (three persons)


  Board Compensation Committee Report on Executive Compensation

   Executive Compensation Policies

           The Compensation Committee of the Board of Directors sets the base salary and incentive bonus compensation of the Company's executive officers and approves stock options for each executive officer. The Company's executive compensation program is designed to meet the following policy objectives:

   o Attracting and retaining qualified executives with the experience and talent necessary for the long-term success of the Company.

   o Tying executive compensation to the Company's overallfinancial performance.

   o Rewarding executives for contributions to strategic management designed to enhance long-term shareholder value.

   o Providing incentives that align the executive's interest with those of the Company's shareholders.

   Compensation Committee Report on Executive Compensation

           Compensation levels for the Company's executive officers,
   including its Chief Executive Officer ("CEO"), are determined based upon a review of the reported compensation for individuals performing similar functions at other nutritional supplement companies included in the NASDAQ Health Services Index ("Comparable Individuals"). This index is considered the Company's peer group of competitors by the Compensation Committee. From this review, the "target compensation" level for each of the Company's executive officers is set within the range of cash compensation for the group of Comparable Individuals ("Target Compensation"). Once determined, Target Compensation is split into two elements: (i) base salary, which is a percentage, subjectively determined by the Compensation Committee, of the Target Compensation and paid to each executive officer ratably over the fiscal year and, (ii) incentive bonus compensation, which is a percentage of the Company's earnings before taxes and, in the case of the Company's CEO, included audited net sales for fiscal years 1993 and 1994 (the "Bonus Percentage"). The Bonus Percentage for each executive officer is determined at the beginning of each fiscal year based upon the Company's forecasted earnings before taxes and net sales (the "Performance Targets") and is designed to enable the executive officer to achieve his individual Target Compensation provided the Company achieves its Performance Targets for that year. For example, if an executive officer's Target Compensation is $50,000 and the Company's Performance Target for that executive is earnings before taxes of $500,000, his base salary may be set at $25,000 and his Bonus Percentage would be set at 5% ($25,000 of incentive bonus compensation / $500,000) so that if the Company achieves the Performance Target, the executive will receive incentive bonus compensation of $25,000 and base salary of $25,000 thereby meeting his Target Compensation amount. The Company adjusts the amount of bonus compensation payments for each fiscal year upon completion of the Company's annual audit. No additional or discretionary cash bonuses are paid to any executive officer upon meeting or exceeding the Company's Performance Targets, although incentive bonus compensation will continue to be paid on amounts that exceed the Performance Target. Conversely, if the Company's Performance Targets are not met, the executive officer will not achieve his Target Compensation for that year.

            During fiscal 1995 the Company failed to achieve the 1995 Performance Targets and, accordingly, the Company's CEO and executive officers, did not achieve their Target Compensation levels. The 1995 Target Compensation levels for the Company's CEO and Chief Financial Officer were $400,000 and $125,000, respectively.

            In accordance with the compensation philosophies set forth above, the Compensation Committee, in its subjective discretion, may from time to time grant stock options to the CEO and certain executive officers. In addition, the Board of Directors adopted, and the Compensation Committee granted, options pursuant to the Company's 1994 Non-Qualified Stock Option Plan. In making such grants, the Committee considers the number of restricted shares and stock options already held by each executive officer. Such amounts, however, are not a significant factor in determining the size of option grants.

   The Compensation Committee



   David E. Houseman
   Leslie G. Taylor

   Performance Graph

           The following graph illustrates, for the period from December 1990 through December 1995, the cumulative total shareholder return of $100 invested in (1) The Company's Common Stock, (2) Nasdaq Health Services and
   (3) Nasdaq Composite - US.


        COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1989-1994

                                                 [GRAPHIC OMITTED]

                           Total Return Analysis
                         12/31/90   12/31/91   12/31/92   12/31/93   12/30/94     12/29/95
- ----------------------------------------------------------------------------------------------------------------------
Amrion, Inc.             $100.00    $116.67    $128.55    $346.59    $278.41      $471.59
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
Nasdaq Health Services   $100.00    $222.58    $230.58    $266.04    $285.43      $364.55
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
Nasdaq Composite (US)    $100.00    $160.55    $186.85    $214.50    $209.67      $296.51
- ----------------------------------------------------------------------------------------------------------------------

   Source:  Carl Thompson Associates www.ctaonline.com (303) 494-5472.
   Data from Bloomberg Financial Markets

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The table below sets forth, as of the date hereof, the number of shares of Common Stock beneficially owned by each director and named executive officer of the Company individually, all executive officers and directors as a group and all beneficial owners of more than five percent of the Common Stock. The following stockholders have sole voting and investment power with respect to their holdings unless otherwise noted.

   Name and Address            Amount and Nature** of           Percent
   of Beneficial Owner         Beneficial Ownership             of Class
   Mark S. Crossen (1)(2)         1,218,519   (3)                 21.1%

   Jeffrey S. Williams (1)(2)       179,229   (4)                  3.4%

   Theodore W. Brin (2)              20,318   (5)                   *

   Leslie G. Taylor (2)              14,318   (6)                   *

   David E. Houseman (2)             19,000   (7)                   *

   All Directors and Officers     1,451,384                       25.7%
   as a group (five persons)


     *       Less than one percent.
    **       Direct Ownership unless otherwise indicated.

   (1)   Officer of the Company.

   (2)   Director of the Company.

   (3) Includes 14,318 options to purchase shares from the Company, 50,000 options granted in 1994 to purchase shares in the Company, 210,000 options to purchase shares from the Company under the 1994 Non-Qualified Stock Option Plan, 34,091 shares which Mr. Crossen has the option to purchase from the Company pursuant to an agreement effective August 30, 1991, and 9,091 shares which the estate of a former director of the Company has the option to purchase.

   (4) Includes 36,818 shares subject to options to purchase from the Company and 60,000 options to purchase shares from the Company under the Non-Qualified Stock Option Plan.

   (5) Includes 6,000 options to purchase shares from the Company under the 1994 Non-Employee Director Stock Option Plan.

   (6) Includes 5,000 options to purchase shares from the Company under the 1994 Non-Employee Director Stock Option Plan.

   (7) Includes 7,500 shares subject to options to purchase from the Company and 6,000 options to purchase shares from the Company under the 1994 Non-Employee Director Stock Option Plan.

            There are no arrangements or understandings known to the Company, including any pledge by any person or securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all reports filed pursuant to Section 16(a).

            Based solely on a review of the copies of the forms furnished to the Company by its Officers and Directors, to the Company's knowledge, during the fiscal year ended December 31, 1995, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            During the last fiscal year, there were no transactions and there are no currently proposed transactions to which the Company was or is to be a party, in which the amount involved exceeded $60,000 and in which any Director or Executive Officer or any holder of over five percent of the Company's outstanding stock had a direct or indirect material interest.





PROPOSAL NUMBER TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT
          CERTIFIED PUBLIC ACCOUNTANTS

            The Board of Directors has appointed BDO Seidman as independent certified public accountants, to serve as auditors for Fiscal Year 1996. A representative of BDO Seidman is expected to be present at the meeting to make a statement to the Shareholders if he should decide to do so and to respond to questions from the Shareholders.


Recommendation and Vote Required

            Management recommends that the stockholders vote "FOR" the ratification of BDO Seidman as independent certified public accountants, to serve as the Company's auditors for Fiscal Year 1996. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on this Proposal will be required for ratification of the appointment of BDO Seidman.

 SHAREHOLDER PROPOSALS

            All proposals shareholders intended to be included in the proxy statement to be presented at the next annual meeting of shareholders must be received at the Company's corporate offices at 6565 Odell Place, Boulder, Colorado 80301 Attention: Corporate Secretary, on or before February 14,1997.

 OTHER BUSINESS

            Management of the Company knows of no other matter which may come before the Meeting. However, if any additional matters are properly presented at the Meeting, it is intended that the persons named in the enclosed Proxy Statement, or their substitutes, will vote such Proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

            The Company's Annual Report for the year ended December 31, 1995 is being sent to all shareholders with this Proxy Statement but is not incorporated herein by reference and is not to be considered a part of the Proxy Materials.


   By Order of the Board of Directors,



   Jeffrey S. Williams, Secretary